EXHIBIT 10.35

RTW, INC.

CONSULTING SERVICES AGREEMENT

APPENDIX B

STATEMENT OF WORK – ALL OTHER SERVICES

AMENDED AND RESTATED AS OF JANUARY 1, 2013

RTW shall perform other workers compensation and disability management services for CLIENT or CLIENT’s policyholders as agreed upon by the parties.

Claims Management Services

RTW will provide claims management services for CLIENT or CLIENT’s policyholders on a cost basis for the following types of claims: Incident Only, Medical Only and Indemnity.

RTW’s fees for the following services are as stated below:

Nurse Case Management	Up to $100 per hour

Medical Bill Review	Actual expense of vendor partner, Coventry, under its then-current agreement

Medical Director	$275 per hour

RTW PlaceRite

RTW will provide the RTW PlaceRite alternative return-to-work services to CLIENT and CLIENT’s policyholders at a rate of $500 per referral.

State Automobile Mutual Insurance Company
State Auto Property & Casualty Insurance Company
Meridian Security Insurance Company
Meridian Citizens Mutual Insurance Company
Milbank Insurance Company
RTW, Inc.

By:	/s/ Susan Bowron-White
Susan Bowron-White, Assistant Secretary